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                                                                   EXHIBIT 10.6
                               PROCEEDS AGREEMENT

         The undersigned parties to the Merger Agreement and Plan of Reorganization dated as of May 17, 2000 (the "Merger Agreement") hereby agree as follows (any capitalized terms not defined herein having the meanings given them in the Merger Agreement):

         1. Guaranty. Until May 17, 2004 (the "Payoff Date"), Buyer guaranties to Sellers the receipt of not less than an average price of $5.00 per Share upon the sale or other disposition in an arm's length transaction of the Stock Consideration (subject to appropriate adjustment in the event of any stock split, reverse stock split, dividend of Shares or reclassification of the Shares). The foregoing guaranty shall also apply to any Shares redeemed by Buyer in satisfaction of Sellers' obligations to Buyer under certain Promissory Notes dated the date hereof (the "Notes").

         2. Deemed Sales. For purposes hereof, if Sellers fail to (I) elect to receive cash in any merger or other event involving the Buyer in which a cash election is offered to Sellers at $5.00 or more per Share, (II) elect to include Shares in a registered public offering or private offering in which the Buyer offers to include the Stock Consideration for sale at $5.00 or more per Share and such offering is effected at $5.00 per Share (in all such cases the amount being received being calculated before selling commissions and expenses) (each such event or circumstance in clauses I-II being a "Sale Opportunity" and the price which would have been received being the "Sale Opportunity Price"), then Sellers shall have been deemed to have sold the Shares that would have been eligible for sale in each such Sale Opportunity at the Sale Opportunity Price, allocating such Shares among such Sale Opportunities in a manner that yields the greatest aggregate deemed sales proceeds. In the event a Seller delivers Shares in repayment of the Note after the Payoff Date ("Note Payments"), such Share payments shall be included as Deemed Sales for purposes of calculating the payments due under Sections 4 and 5, with the Shares being valued for purposes thereof as provided in Section 4.

         For purposes hereof, "Buyer" shall include any entity into which Buyer is combined and "Shares" shall mean shares of stock of the combining entity given Sellers as consideration in such combination.

         3. Sales. Sellers shall give the Buyer notice of their sales as requested by Buyer from time-to-time, and shall give Buyer no less than 15 days' prior notice of any proposed sale or series of sales of Shares in excess of 100,000 Shares.

         4. Shortfall Payment. If on the Payoff Date a Seller's average sales price for dispositions to which the guaranteed price in Section 1 applies and Deemed Sales (the "Average Price") are less than $5.00 per Share, the Buyer shall pay to such Seller an amount (the "Shortfall Payment") in cash equal to the difference between (I) the product of $5.00 times the number of Shares sold subject to the Guaranty and (II) the product of the Average Price times the number of such Shares. Such payment shall be made within 90 days after determination of the Shortfall Payment.


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         5. Excess Payment. If the Average Price (excluding Deemed Sales other than Note Payments) for any Seller is greater than $5.00, then such Seller shall pay to Buyer an amount equal to one-half of the difference between: (I) the product of $5.00 times the number of Shares sold subject to the Guaranty, and (II) the product of the Average Price times the number of such Shares. Such payment shall be in cash and/or Shares (at the election of such Seller) within 90 days after determination of the Excess Payment amount.

         6. Pledge of Shares. The parties shall enter into and deliver their respective Pledge Agreements dated the date hereof to secure their obligations hereunder.

         IN WITNESS WHEREOF, Buyer and Sellers have duly executed and delivered this Agreement as of the date first above written.

Dated: As of May 17, 2000


PROFESSIONAL TRANSPORTATION GROUP LTD., INC.

BY:   /s/ Dennis A. Bakal
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   Dennis A. Bakal, President

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SERRA/MARTIN LIVING TRUST

/s/ Robert Serra
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Trustee


/s/ Susan Martin
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Trustee


/s/ Mark Kapper
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Mark Kapper